EXHIBIT 3(i).1

[SEAL]	DEAN HELLER Secretary of State 205 North Carson Street	Entity # C10616-1993 Document Number:
	Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz	20050176084-33 Date Filed: 5/11/2005 2:43:01 PM

Certificate of Change Pursuant to NRS 78.209		In the office of /s/ DEAN HELLER Dean Heller Secretary of State

Important: Read attached instructions before completing form.

Certificate of Change filed Pursuant to NRS 78.209
for Nevada Profit Corporations

1.	Name of Corporation:

Ameristar Casinos, Inc. (C10616-1993)

2.	The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3.	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Sixty Million (60,000,000) shares of common stock, $0.01 par value, and Thirty Million (30,000,000) shares of preferred stock, $0.01 par value

4.	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

One Hundred and Twenty Million (120,000,000) shares of common stock, $0.01 par value and Thirty Million (30,000,000) shares of preferred stock, $0.01 par value

5.	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Two shares of the Corporation’s common stock, $0.01 par value, will be issued after the change in exchange for each issued share of common stock, $0.01 par value, held by each stockholder of record of the Corporation at the effective date and time of the change.

6.	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

None

7.	Effective date of filing (optional):	June 6, 2005
(must not be later than 90 days after the certificate is filed)

8.	Officer Signature:	/s/ PETER C. WALSH	Senior Vice President/General Counsel

		Signature	Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.